UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2022

IMARA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39247	81-1523849
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1309 Beacon Street, Suite 300, Office 341 Brookline, MA	02446
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 206-2020

116 Huntington Avenue, 6th Floor

Boston, MA 02116

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IMRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On November 10, 2022, Imara Inc., a Delaware corporation (the “Company”), completed its previously announced sale of tovinontrine (IMR-687) and all other assets of the Company related to its PDE9 program (the “Asset Sale”) pursuant to the Asset Purchase Agreement (the “Asset Purchase Agreement”) between the Company and Cardurion Pharmaceuticals, Inc. (“Cardurion”) dated as of September 6, 2022.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On November 10, 2022, the Asset Sale was consummated and, in accordance with the Asset Purchase Agreement, Cardurion paid to Imara an upfront cash payment of $34,750,000 upon closing of the Asset Sale. As previously announced, the purchase price also consists of a $10,000,000 potential future payment that may become payable if Cardurion achieves a proof of concept milestone or other specified clinical milestones and a $50,000,000 potential future payment that may become payable if Cardurion achieves specified regulatory and/or commercial milestone events, in each case as described in the Asset Purchase Agreement and subject to the terms of the Asset Purchase Agreement.

The foregoing description of the Asset Sale and the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 7, 2022 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 9, 2022, the Company held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders voted on the proposals set forth below relating to the Asset Sale. The proposals are described in more detail in the Company’s definitive proxy statement, filed with the SEC on October 7, 2022. As of the close of business on October 5, 2022, the record date for the Special Meeting, there were 26,287,264 shares of Company common stock issued and outstanding. At the Special Meeting, 18,426,608 shares of Company common stock were represented virtually or by proxy and, therefore, a quorum was present. The final voting results regarding each proposal are set forth below.

Proposal No. 1: To approve the sale by the Company to Cardurion of tovinontrine (IMR-687) and all other assets of the Company related to its PDE9 program, pursuant to the terms of the Asset Purchase Agreement, for an upfront cash payment of $34,750,000 upon closing of the Asset Sale (in addition to $250,000 previously paid by Cardurion to the Company upon execution of a non-binding term sheet), a $10,000,000 potential future payment that may become payable if Cardurion achieves a proof of concept milestone or other specified clinical milestones and a $50,000,000 potential future payment that may become payable if Cardurion achieves specified regulatory and/or commercial milestone events, in each case as described in the Asset Purchase Agreement and subject to the terms and conditions of the Asset Purchase Agreement (the “Asset Sale Proposal”).

This proposal was approved by the requisite vote of the Company’s stockholders.

For	Against	Abstain	Broker Non-Votes
18,366,825	11,907	47,876	0

Proposal No. 2: To approve the adjournment of the Special Meeting, if necessary and to the extent permitted by the Asset Purchase Agreement, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Asset Sale Proposal. This proposal was approved by the requisite vote of the Company’s stockholders, but adjournment of the Special Meeting was unnecessary because there was a quorum present and there were sufficient votes received at the time of the Special Meeting to approve the Asset Sale Proposal.

Item 9.01 Financial Statements and Exhibits.

(b) The Company intends to file the pro forma financial information required by Item 9.01(b) as part of an amendment to this Current Report on Form 8-K no later than four business days after the closing of the Asset Sale.

(d) Exhibits

Exhibit No.	Description

2.1*	Asset Purchase Agreement, dated September 6, 2022, between Imara Inc. and Cardurion Pharmaceuticals, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed on September 7, 2022).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Exhibits and/or schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 the Securities Exchange Act of 1934, as amended, for any exhibits or schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMARA INC.

Date: November 10, 2022	By:	/s/ Rahul D. Ballal
Name: Rahul D. Ballal, Ph.D.
Title: President and Chief Executive Officer